Exhibit 5.1

ABOUDI LEGAL GROUP PLLC

745 Fifth Avenue, Suite 500

New York, New York 10151

Tel: (646) 898-2006

August 10, 2026

T3 Defense Inc.

575 Fifth Avenue

New York, New York 10017

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to T3 Defense Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 176,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), issuable pursuant to the T3 Defense Inc. 2026 Evergreen Equity Incentive Plan (the “Plan”).

In connection with rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

(ii) the Amended and Restated Bylaws of the Company;

(iii) the Plan, as approved by the stockholders of the Company;

(iv) the Registration Statement, including all exhibits thereto;

(v) resolutions of the Board of Directors of the Company Directors relating to the adoption and approval of the Plan and the filing of the Registration Statement;

(vi) such other documents, records, certificates, and instruments as we have deemed necessary or appropriate for purposes of rendering the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. We have also assumed that the Registration Statement, and any amendments thereto, will have become effective under the Securities Act and that the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Plan.

We have also assumed that: (i) the Company has and will have a sufficient number of authorized but unissued shares of common stock to cover all issuances under the Plan at the time of each issuance; (ii) appropriate award agreements will be duly executed and delivered in accordance with the terms of the Plan; and (iii) the consideration, if any, to be received by the Company for the issuance of Shares pursuant to the Plan will not be less than the par value thereof.

Based upon the foregoing and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan and the applicable award agreements and upon payment of the consideration, if any, required thereunder (which shall not be less than the par value thereof), will be duly authorized, validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction, including federal securities laws and any applicable state securities or “blue sky” laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is rendered to you in connection with the above matter only and may not be relied upon by you for any other purpose, or relied upon by any other person, firm, or entity for any purpose, without our prior written consent.

Very truly yours,

ABOUDI LEGAL GROUP PLLC

By:	/s/ David Aboudi, Esq.
David Aboudi, Esq.
Partner